Andrew J. Befumo
PO Box 717
Culpeper, VA 22701

July 1st 2010

TO: Board of Directors of Incoming, Inc.
244 5th Ave Suite V235
New York, NY 10001

RE: Resignation

Dear Members of the Board,

I write this letter to tender my resignation as member of the Board of Directors of Incoming, Inc. effective immediately. It has been my pleasure to serve as a member of your Board of Directors, and I wish the company, and each of its board members and officers the greatest of success in all of their respective endeavors.

[signature] 7/1/10

Andrew J. Befumo